Exhibit 99.2

SemaConnect, Inc. and Subsidiaries

Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2022

Contents

Unaudited Condensed Consolidated Balance Sheet as of March 31, 2022	1-2
Unaudited Condensed Consolidated Statement of Operations for the three months ended March 31, 2022	3
Unaudited Condensed Consolidated Statement of Comprehensive Loss for the three months ended March 31, 2022	4
Unaudited Condensed Consolidated Statement of Redeemable, Convertible Preferred Stock and Stockholders’ Deficit for the three months ended March 31, 2022	5
Unaudited Condensed Consolidated Statement of Cash Flows for the three months ended March 31, 2022	6
Notes to the Unaudited Condensed Consolidated Financial Statements	7-21

SemaConnect, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheet

As of March 31, 2022

(in thousands, except share and per share amounts)

March 31, 2022
Assets

Current Assets:
Cash	$8,363
Accounts receivable, net	4,611
Inventory, net	4,074
Prepaid expenses and other current assets	517

Total Current Assets	17,565

Property and equipment, net	618
Other assets	803

Total Assets	$18,986

Liabilities, Redeemable, Convertible Preferred Stock, and Stockholders’ Deficit

Current Liabilities:
Accounts payable	$2,461
Deferred revenue, current	2,447
Note payable	145
Related party note payable, net of discount of $1,175	8,825
Derivative liability	1,500
Accrued expenses and other current liabilities	3,676

Total Current Liabilities	19,054

Deferred revenue, non-current	719

Total Liabilities	19,773

Commitments and Contingencies (Note 11)

(Continued)

1

SemaConnect, Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheet (Continued)

As of March 31, 2022

(in thousands, except share and per share amounts)

March 31, 2022
Redeemable Convertible Preferred Stock
Series D redeemable convertible preferred stock; 7,475,000 shares authorized, issued and outstanding at March 31, 2022 (liquidation preference of $24,266)	$9,643

Series E redeemable convertible preferred stock; 9,210,526 shares authorized, issued and outstanding at March 31, 2022 (liquidation preference of $20,331)	15,854

Total Redeemable, Convertible Preferred Stock	25,497

Stockholders’ Deficit
Common stock $0.001 par value at March 31, 2022; 30,000,000 shares authorized; 7,683,237 shares issued and outstanding at March 31,2022	8
Additional paid-in capital	27,677
Accumulated other comprehensive loss	126
Accumulated deficit	(54,095)

Total Stockholders’ Deficit	(26,284)

Total Liabilities, Redeemable, Convertible Preferred Stock and Stockholders’ Deficit	$18,986

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

2

SemaConnect, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statement of Operations

For The Three Months Ended March 31, 2022

(in thousands)

March 31, 2022

Revenues:
Product sales	$3,553
Network fees	920
Other	211
Total Revenues	4,684

Cost of Revenues:
Cost of product sales	2,295
Cost of network fees	143
Other	51
Total Cost of Revenues	2,489

Gross Profit	2,195

Operating Expenses:
Selling, general and administrative	6,097
Loss From Operations	(3,902)

Other Income (Expense):
Other income	1
Amortization of debt discount	(325)
Interest expense	(76)
Loss Before Income Taxes	(4,302)

Income tax benefit	(72)

Net Loss	$(4,230)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

3

SemaConnect, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statement of Comprehensive Loss

For The Three Months Ended March 31, 2022

(in thousands)

March 31, 2022

Net loss	$(4,230)
Other comprehensive loss:
Foreign currency translation adjustment	169

Total comprehensive loss	$(4,061)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

4

SemaConnect, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statement of Redeemable Convertible Preferred Stock and Stockholders’ Deficit

For The Three Months Ended March 31, 2022

(in thousands, except share and per share amounts)

	Series D		Series E
	Redeemable, Convertible		Redeemable, Convertible				Additional	Accumulated Other		Total
	Preferred Stock		Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Deficit

Balance at January 1, 2022	7,475,000	$9,643	9,210,526	$15,854	7,683,237	$8	$27,589	$(43)	$(49,865)	$(22,311)
Stock-based compensation expense	-	-	-	-	-	-	88	-	-	88
Foreign currency translation adjustment	-	-	-	-	-	-	-	169	-	169
Net loss	-	-	-	-	-	-	-	-	(4,230)	(4,230)
Balance at March 31, 2022	7,475,000	$9,643	9,210,526	$15,854	7,683,237	$8	$27,677	$126	$(54,095)	$(26,284)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

5

SemaConnect, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statement of Cash Flows

For The Three Months Ended March 31, 2022

(In thousands)

March 31, 2022
Cash flows from operating activities:
Net loss	$(4,230)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	133
Stock-based compensation expense	88
Amortization of debt discount	325
Provision for bad debt	2
Changes in operating assets and liabilities:
Accounts receivable	(1,415)
Inventory	(951)
Prepaid expenses and other current assets	21
Other assets	(337)
Accounts payable	775
Accrued expenses and other current liabilities	402
Deferred revenue	(4)

Net cash used in operating activities	(5,191)

Cash flows from investing activities:
Purchases of property and equipment	(257)

Net cash used in investing activities	(257)

Cash flows from financing activities:
Repayments of note payable	(41)
Proceeds from related party note payable	10,000

Net cash provided by financing activities	9,959

Effect of exchange rate changes	169

Net increase in cash:	4,680

Cash, beginning of period	3,683

Cash, at end of period	$8,363

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

6

SemaConnect, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollar amounts in thousands, except share and per share data)

Note 1. Description of Business

SemaConnect, Inc. (the Company) was incorporated on October 17, 2007 in the state of Maryland. The Company is headquartered in Bowie, MD and is a provider of electric vehicle (“EV”) charging stations and related network services for EV charging stations, including monitoring, load management, and billing services.

On October 16, 2020, the Company issued Series E Preferred Stock under the Series E Preferred Stock Agreement that was entered into by the Company and TCP Sema SPV LLC and Trilantic Energy Partners II Parallel (North America) L.P. (collectively, “Trilantic”) as part of an overall recapitalization of the Company (the, “Trilantic Recapitalization”).

Prior to the Trilantic Recapitalization, U.S. Boston Capital Corporation (“USB”) through certain of its USB Focus Funds, which are structured and managed by USB’s affiliate, Pear Tree Partners, LP (“Pear Tree”), including the USB Focus Fund XXVII, LLC (“USB FF 27”), the USB Focus Fund 3-A, LLC (“USB FF 3-A”), the USB Focus Fund 3-B, LLC (“USB FF 3-B”) and the USB Focus Fund XXV (“USB FF 25”) (collectively, the “USB Focus Funds”) were the principal source of funding for the Company through a combination of debt and equity.

In connection with the Trilantic Recapitalization, the Company completed the following concurrent transactions on October 16, 2020:

●	The Company converted from a Maryland corporation to a Delaware corporation through the Agreement and Plan of Conversion dated October 16, 2020 (“Plan of Conversion”). In conjunction with this conversion, the par value of common stock per share was changed from $0.01 to $0.001.
●	Trilantic purchased 9,210,526 shares of Series E Preferred Stock for $1.90 per share or gross proceeds of approximately $17,500, net of issuance costs of approximately $1,646 or net proceeds of approximately $15,854.
●	The USB Focus Funds exchanged previously held debt and preferred stock for shares of Series D Preferred Stock, common stock and $1,375 of cash.
●	The Company legally acquired 100% ownership in SemaConnect Systems India Private Limited (“SemaConnect India”), which had previously been consolidated as a variable interest entity.
●	Related party debt of $390 and $94 of accrued interest was converted into 484,069 shares of Common Stock.

7

SemaConnect, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollar amounts in thousands, except share and per share data)

In connection with the USB Restructuring and the Plan of Conversion:

Note 2. Summary of Significant Accounting Policies

Basis of condensed consolidated financial statement presentation: The condensed financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information of public business enterprises. In the opinion of the Company, the accompanying unaudited condensed financial statements contain all adjustments, consisting of only normal recurring adjustments, necessary for a fair statement of its financial position as of March 31, 2022, and its results of operations for the three months then ended, and cash flows for the three months ended March 31, 2022. The unaudited condensed balance sheet at March 31, 2022, was derived from audited annual financial statements but does not contain all of the footnote disclosures from the annual financial statements.

The accompanying unaudited condensed consolidated financial statements of the Company include the accounts of its wholly owned subsidiaries: SemaConnect India and SemaConnect Charging Infra Private Limited. All significant intercompany transactions have been eliminated in consolidation.

Going concern: The Company has incurred recurring losses and recurring negative cash flows from operations. As referenced in Note 13, the Company was acquired in June 2022.

The accompanying unaudited condensed consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The unaudited condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of the risks and uncertainties described herein.

Use of estimates: The preparation of financial statements in conformity with U.S. GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the balance sheet date, as well as reported amounts of expenses during the reporting period. The Company’s most significant estimates and judgments include deferred income taxes and the related valuation allowance, accounts receivable reserves, accrued warranty, share-based compensation, and the fair value of common stock and preferred stock. Management bases its estimates on historical experience and on various other assumptions believed to be reasonable, the results of which form the basis for making judgments about the carrying values of assets and liabilities. Actual results could differ from those estimates, and such differences could be material to the Company’s financial statements.

Concentration risk: As of March 31, 2022, accounts receivable from a significant customer was approximately 11.13% of total accounts receivable. During the three months ended March 31, 2022, revenues from this significant customer represented 9.74% of total revenues.

Cash: The Company considers all highly liquid investments with a maturity of three months or less at the time of purchase to be cash equivalents. The Company has cash on deposits in several financial institutions which, at times, may be in excess of Federal Deposit Insurance Corporation (“FDIC”) insurance limits. The Company’s cash is placed with high-credit quality financial institutions and the Company has not experienced any credit loss relating to its cash.

Accounts receivable, net: Accounts receivable are stated at the gross invoice amount, net of an allowance for doubtful accounts. The allowance for doubtful accounts is maintained at a level considered adequate to provide for potential account losses on the balance based on management’s evaluation of the anticipated impact of current economic conditions, changes in the character and size of the balance, past and expected future loss experience, among other pertinent factors. The allowance for doubtful accounts was $263 as of March 31, 2022 and the change to reserve for the three months ending March 31, 2022 was not significant.

Inventory, net: Inventory is comprised of individual parts and components, sub-assemblies, and finished products. Inventory is stated at the lower of cost (determined using the first-in, first-out method) or net realizable value. Cost of parts and components include the purchase and related costs incurred in bringing the products to their present location and condition. Costs of WIP and finished products consist of parts and components, subcontract costs, and labor and overhead. The Company uses consistent methodologies to evaluate inventory for net realizable value and periodically reviews inventories for any excess or obsolete inventories.

8

SemaConnect, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollar amounts in thousands, except share and per share data)

The following are the components of inventory as of March 31, 2022:

March 31, 2022
Finished Goods and sub-assemblies	$142
Raw materials	4,038
4,180
Reserve for obsolete and slowing moving inventory	(106)
Inventory, net	$4,074

Fair value measurements: ASC 820, Fair Value Measurements and Disclosures, clarifies that fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based upon assumptions that market participants would use in pricing an asset or liability. As a basis for considering such assumptions, ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1:	Quoted prices (unadjusted) for identical assets or liabilities in active markets that the Company can access at the measurement date.

Level 2:	Significant other observable inputs other than level 1 prices such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data.

Level 3:	Significant unobservable inputs that reflect the Company’s judgment about the assumptions that market participants would use in pricing an asset or liability.

An asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

Assets and liabilities measured at fair value are based on one or more of the following three valuation techniques noted in ASC 820:

●	Market approach: Prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities.
●	Cost approach: Amount that would be required to replace the service capacity of an asset (replacement cost).
●	Income approach: Techniques to convert future amounts to a single present value amount based upon market expectations (including present value techniques, option pricing and excess earnings models)

The Company believes its valuation methods are appropriate and consistent with other market participants, however, the use of different methodologies or assumptions to determine the fair value of certain financial instruments could result in a different fair value measurement at the reporting date.

The Company’s level 1 financial instruments consist of cash, accounts receivable, accounts payable and accrued expenses. The carrying value of cash, accounts receivable, accounts payable, notes payable and accrued expenses approximate fair value because of the short-term nature of those instruments.

The Company’s level 3 financial instruments consist of a derivative liability given the significant judgement and assumptions needed to determine fair value.

9

SemaConnect, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollar amounts in thousands, except share and per share data)

Prepaid expenses and other current assets: Prepaid expenses and other current assets primarily includes prepaid insurance, prepaid software licenses, vendor advances and tax prepayments/ receivables, which are expected to be recognized or realized within the next 12 months.

Property and equipment, net: Property and equipment, net is stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method, based upon the following estimated useful lives:

Machinery and equipment	7 years
Furniture and office equipment	5 years
Computers and software	3 - 5 years
Vehicles	5 years
Leasehold improvements	Lesser of useful life or remaining life of the lease

Improvements are capitalized while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed as incurred. When property and equipment is retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any gain or loss on the disposition is recorded in the condensed consolidated statement of operations as a component of other income (expense).

Impairment of long-lived assets: The Company reviews long-lived assets, like property and equipment for impairment whenever events or changes in circumstances indicate that an asset group’s carrying amount may not be recoverable. The Company conducts its long-lived asset impairment analysis in accordance with ASC 360-10, Impairment or Disposal of Long-Lived Assets, which requires the Company to group assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities and evaluate the asset group against the sum of the undiscounted future cash flows. If the undiscounted cash flows do not indicate the carrying amount of the asset group is recoverable, an impairment charge is measured as the amount by which the carrying amount of the asset group exceeds its fair value. During the three months ended March 31, 2022, no impairment was identified.

Classification of redeemable, convertible preferred stock: The Company has classified redeemable, convertible preferred stock outside of stockholders’ deficit because the shares contain certain redemption features that are not solely within the control of the Company. Costs incurred in connection with the issuance of each series of preferred stock are recorded as a reduction of gross proceeds from issuance.

Foreign currency translation: In connection with foreign operations with functional currencies other than the U.S. dollar, assets and liabilities are translated at current exchange rates, while income and expenses are translated at the average exchange rates for the period. The resulting foreign currency translation adjustments are reported as a component of accumulated other comprehensive loss. Foreign currency transaction gains (losses) are included in other income (expense), in the condensed consolidated statement of operations and were not significant for the three months ended March 31, 2022.

Revenue recognition: The Company’s revenue is primarily derived from the sales of electric vehicle charging stations and related network and warranty services. The Company’s products are marketed and sold to end-user customers in the commercial and residential property markets in the United States and Canada. Sales of products and services are subject to economic conditions and may fluctuate based on changes in the industry, trade policies and financial markets.

10

SemaConnect, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollar amounts in thousands, except share and per share data)

For charging stations and the related parts and accessories, revenue is recognized upon transfer of control to the customer, which occurs when the Company has a present right to payment, legal title has passed to the customer, the customer has the significant risks and rewards of ownership, and where acceptance is not a formality, the customer has accepted the product or service. In general, transfer of control is upon shipment of the equipment as the Company’s standard terms are FOB shipping point, or equivalent, and the Company has no other promised goods or services in its contracts with customers. On occasion, the Company will have FOB destination terms. In limited instances, the Company provides installation services to end-user customers related to the purchased electric vehicle chargers and other hardware. These installation services are considered to be distinct within the context of the contract due to the fact that the customer can benefit from the installation services on their own and the installation is distinct as the electric vehicle stations are not customized as part of these services. As a result, the electric vehicle charging stations and installation/construction services represent separate performance obligations within these contracts with customers. The Company has elected to treat shipping and handling activities related to contracts with channel partner customers as costs to fulfill the promise to transfer the associated equipment and not as a separate performance obligation.

The Company also provides network services, which allow customers to manage, monitor, and update their electric vehicle charging stations. These network services also enable owners and drivers to track driving and charging sessions through the use of a mobile app. Given that these services are not required for the use of an electric vehicle station and that they provide added functionality, these services are distinct and represent a separate performance obligation. The transaction price allocated to the network services is recognized ratably over the service period.

The Company provides limited service-type warranties for its equipment and work performed under its contracts, where the purchase of an EV charging station comes with a standard twelve-month warranty for all contracts. Customers then have the ability to purchase extended warranties for periods of two to five years. These warranties are considered service-type since customers have the option to purchase warranties separately the nature of the tasks provide assurance beyond compliance with agreed-upon specifications, and the warranty length extends beyond the period under which latent defects would arise. Therefore, the Company has determined that this warranty would also be considered a separate performance obligation and is accounted for under ASC 606. The transaction price allocated to the extended warranty is recognized ratably over the extended warranty period.

When the Company’s contracts with customers contain multiple performance obligations, the contract transaction price is allocated on a relative standalone selling price (SSP) basis to each performance obligation. The Company determines standalone selling prices based on observable selling prices for the charging stations and related part sales, extended warranties, and network services.

The transaction price is the amount of consideration to which the Company expects to be entitled in exchange for transferring goods and services to the customer. Revenue is recorded based on the transaction price, which is generally made up of fixed consideration for its products and services. The Company does not adjust transaction price for the effects of a significant financing component when the period between the transfer of the promised good or service to the customer and payment for that good or service by the customer is expected to be one year or less. For multi-year service agreements customers prepay upfront for network and warranty services. In these instances, the period between when the Company transfers the promised service and when the customer pays for the service is greater than one year. In addition, the pricing for the services is discounted due to the prepayment for future services. As such, the Company has concluded that these multi-year arrangements contain a significant financing component and the Company record interest expense on the effective interest method with a corresponding increase to revenue over the contract term.

11

SemaConnect, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollar amounts in thousands, except share and per share data)

Payment terms on invoices are typically 30 days with some of them being 45 days. The Company excludes from revenue any sales tax and other government-assessed and imposed taxes on revenue generating activities that are invoiced to customers.

The Company has elected to apply the practical expedient to expense costs to obtain contracts, which principally relate to sales commissions, at the time the liability is incurred when the expected amortization period is one year or less.

Warranties: The Company offers a limited warranty of one year on all EV charging stations sales. The Company accrues the estimated cost of product warranties for unclaimed charges based on historical experiences and expected results. Should product failure rates related to warranty claims or material usage costs to fulfill warranty claims differ from these estimates revisions to the estimated warranty liability would be required. The Company periodically assesses the adequacy of its recorded product warranty liabilities and adjusts the balances as required. Warranty expense is recorded as a component of cost of product sales in the condensed consolidated statement of operations. A reserve for product warranties has been recorded at March 31, 2022 (See Note 5). The Company incurred warranty expense of approximately $11 for the three months ended March 31, 2022.

Income taxes: The Company accounts for income taxes in accordance with ASC 740, Income Taxes, under which deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities and net operating loss and tax credit carryforwards. Deferred income taxes are provided for the temporary differences arising between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, and operating loss carry-forwards and credits. Deferred tax assets and liabilities are measured using enacted rates in effect for the year in which the differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of changes in tax rates is recognized in the condensed consolidated statement of operations in the period in which the enactment rate changes. Deferred tax assets and liabilities are reduced through the establishment of a valuation allowance if, based on available evidence, it is more likely than not that the deferred tax assets will not be realized.

Uncertain tax positions taken or expected to be taken in a tax return are accounted for using the more likely than not threshold for financial statement recognition and measurement. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances.

In the normal course of business, the Company is subject to regular audits by U.S. federal and state and local tax authorities. With few exceptions, the Company is no longer subject to federal, state or local tax examinations by tax authorities in its major jurisdictions for tax years before 2018.

Share-based compensation: The Company issues stock-based awards to purchase common stock to employees, directors and non-employee consultants. Awards issued under the Company’s stock-based compensation plans consist of stock options with service-based vesting conditions, which are typically over four years.

The Company accounts for non-employee consultants in accordance with ASU No. 2018-07, Compensation—Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”). ASU 2018-7 simplified aspects of share-based compensation issued to non-employees by making the guidance consistent with the accounting for employee share-based compensation.

12

SemaConnect, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollar amounts in thousands, except share and per share data)

The Company accounts for stock-based compensation related to these stock option awards based on the fair value of the awards as of the grant date. The Company uses the Black-Scholes option pricing model to determine the fair value of stock-based awards, and recognizes the compensation cost on a straight-line basis over the requisite service period of the awards for employee, which is typically the four-year vesting period of the award, and effective contract period specified in the award agreement for non-employees.

The fair value of common stock has been determined by the Board of Directors at each award grant date based upon a variety of factors, including the results obtained from independent third-party valuations, the Company’s financial position and historical financial performance, the current climate in the marketplace, the effect of the rights and preferences of the preferred stockholders and the prospects of a liquidity event, among others.

The determination of the fair value of share-based payment awards utilizing the Black-Scholes model is affected by the stock price and a number of assumptions, including expected volatility, expected life, risk- free interest rate and expected dividends. The Company does not have a history of trading in its common stock as it is not a public company, and as such volatility is estimated using historical volatilities of comparable public entities. The expected life of the awards is estimated based on a simplified method, which uses the average of the vesting term and the original contractual term. The risk-free interest rate assumption is based on observed interest rates appropriate for the expected life of the awards. The dividend yield assumption is based on history and expectation of paying no dividends. Forfeitures are accounted for as they occur.

Research and development expense: Research and development costs did not meet the requirements to be recognized as an asset as the associated future benefits were at best uncertain and there was no alternative future use at the time the costs were incurred. Research and development costs include, but are not limited to, costs incurred in performing research and development activities, including consulting, engineering, prototype designing, and testing costs. Research and development costs were approximately $15 for the three months ended March 31, 2022, and were included as a component of selling, general and administrative expense in the accompanying condensed consolidated statement of operations.

Recent accounting pronouncements issued, not yet adopted: In February 2016, the FASB issued a new accounting standard, ASC 842, related to leases to increase transparency and comparability among organizations by requiring the recognition of ROU assets and lease liabilities on the balance sheet. Most significant among the changes in the standard is the recognition of ROU assets and lease liabilities by lessees for those leases classified as operating leases under previous U.S. GAAP. Under the new standard, disclosures are required to meet the objective of enabling users of financial statements to assess the amount, timing, and uncertainty of cash flows arising from leases. The Company is currently working through an adoption plan which includes the evaluation of lease contracts compared to the new standard. While the Company is currently evaluating the impact the new guidance will have on its financial position and results of operations, the Company expects to recognize lease liabilities and right of use assets. The extent of the increase to assets and liabilities associated with these amounts remains to be determined pending the Company’s review of its existing lease contracts and service contracts with may contain embedded leases. While this review is still in process, the Company believes the adoption of Topic 842 will have a material impact on its financial statements. The Company is continuing to monitor potential changes to Topic 842 that have been proposed by the FASB and will assess any necessary changes to the implementation process as the guidance is updated. The guidance in ASC 842 is effective for the Company for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022.

13

SemaConnect, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollar amounts in thousands, except share and per share data)

In June 2016, the FASB issued ASU 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses of Financial Instruments, which, together with subsequent amendments, amends the requirement on the measurement and recognition of expected credit losses for financial assets held to replace the incurred loss model for financial assets measured at amortized cost and require entities to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. ASU 2016-13 is effective for the Company for fiscal year 2023, with early adoption permitted. The Company   is currently in the process of evaluating the effects of this pronouncement on the Company’s financial statements and does not expect it to have a material impact on the consolidated financial statements.

Note 3. Revenues

The following table represents the Company’s revenues for the three months ended March 31, 2022:

For The Three
Months Ended
March 31, 2022
Revenues - Recognized at a Point in Time
Product sales	$3,553
Other	139
Total Revenues - Recognized at a Point in Time	3,692

Revenues - Recognized Over a Period of Time
Network fees	$920
Other	72
Total Revenues - Recognized Over a Period of Time	992

Total Revenues	$4,684

Remaining performance obligations: At March 31, 2022, there was approximately $3,166 in deferred revenue, related to the remaining performance obligations for network and extended warranty performance services obligations that will be recognized in 2022 through 2026.

Contract balances: The timing of revenue recognition, billings and cash collections results in billed trade accounts receivable, unbilled revenue (contract assets), and deferred revenue (contract liabilities) on the condensed consolidated Balance Sheet.

During the three months ended March 31, 2022, the Company recognized approximately $885 of revenues related to network and extended warranty services, which was included in deferred revenues as of December 31, 2021. The amount of deferred revenues as of January 1, 2022 was $3,170.

Costs to obtain a contract: Sales commissions paid to internal sales personnel are the only incremental costs incurred in the acquisition of customer contracts. These commissions are capitalized as capitalized contract acquisition cost on the balance sheet when the period of benefit is determined to be greater than one year. In instances where an extended warranty or network services are sold, the period of benefit extends beyond 12 months and therefore, the practical expedient would not be met for those contracts and require capitalization of the related costs to obtain those contracts. The Company has elected to allocate the capitalized commissions to performance obligations on a relative basis (i.e., in proportion to the transaction price allocated to each performance obligation) to determine the period of amortization. The commission cost allocated to the equipment performance obligation is recognized upon transfer of control of this performance obligation. The commission costs allocated to the network services and extended warranty are allocated over the period of expected benefit, which the Company has determined ranges from 3 to 5 years. Total commission expense recognized during the three months ended March 31, 2022 was $44, and is included in selling, general and administrative expenses in the accompanying unaudited condensed consolidated statement of operations. The amount of capitalized commissions as of January 1, 2022 was $347. The amount of capitalized commissions as of March 31, 2022, was $356, and is included in other assets on the unaudited condensed consolidated balance sheet.

14

SemaConnect, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollar amounts in thousands, except share and per share data)

Note 4. Property and Equipment, net

Property and equipment consisted of the following at March 31, 2022:

March 31, 2022

Machinery and equipment	$459
Furniture and office equipment	231
Computers and software	239
Vehicles	62
Leasehold improvements	107
1,098
Less accumulated depreciation and amortization	(480)
Property and equipment, net	$618

Depreciation and amortization expense on property and equipment was $133 for the three months ended March 31, 2022.

Note 5. Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following at March 31, 2022:

March 31, 2022

Accrued wages and benefits payable	$1,311
Customer refundable deposits	1,055
Accrued warranty	98
Accrued interest	77
Deferred commission	418
Taxes payable	423
Other	294
Total accrued expenses and other current liabilities	$3,676

Accrued warranty: The Company accrues for estimated warranty costs at the time of revenue recognition and records the expense of such accrued liabilities as a component of cost of revenue. The amount of the accrued warranty liability is estimated based on historical claims rates and warranty fulfillments costs adjusted for any expected changes in fulfillment costs. The following is a rollforward of the Company’s accrued warranty liability:

Balance as of January 1, 2022	$100
Accrual for warranties issued	11
Warranty charges	(13)
Balance as of March 31, 2022	$98

15

SemaConnect, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollar amounts in thousands, except share and per share data)

Related party note payable: On March 4, 2022 (“Closing”), the Company entered into a short-term note payable (the “Note”) with TCP Sema SPV LLC and Trilantic Energy Partners II Parallel L.P. (collectively; “Trilantic”) who is a related party and holder of the outstanding redeemable, convertible Series E preferred stock. The principal balance of the note is $10,000 and was executed to fund operational needs. The note bears interest at 10% per annum, compounded quarterly. The Note matures at the earlier of (i) six months or (ii) the consummation of a deemed liquidation event, as defined in the agreement. The maturity date can extend to eight months in the event that the Company executes a definitive and binding agreement with a prospective acquirer concerning a deemed liquidation event. If the note is not repaid by the applicable maturity date, the outstanding principal and accrued interest are convertible into Series E redeemable convertible preferred stock at a rate of $2.20 per unit.

In conjunction with executing the Note, the Company entered into a consent and waiver on March 1, 2022 with Trilantic as the holder of the Series E redeemable convertible preferred stock. Per the Series E Investor Rights Agreement, Trilantic needed to provide consent for any additional financing. In order to provide the consent and waiver, an additional consent fee was required, that was contingent on the date of a deemed liquidation event (as defined in the Investors Rights Agreement).

The consent fee is calculated as follows:

(1) In the event the note is repaid together with accrued interest on or prior to the last day of the fourth calendar month following Closing, $1,500;

(2) In the event the note is repaid together with accrued interest after the last day of the fourth calendar month following closing and on or prior to the last day of the fifth calendar month following Closing; $1,750;

(3) In the event the note is repaid together with accrued interest after the last day of the fifth calendar month following closing and on or prior to the last day of the sixth calendar month following Closing; $2,000;

(4) In the event the note is repaid together with accrued interest after the last day of the sixth calendar month following closing and on or prior to the last day of the seventh calendar month following Closing; $2,250;

(5) In the event the note is repaid together with accrued interest after the last day of the seventh calendar month following closing and on or prior to the last day of the eight calendar month following Closing; $2,500;

The Company has assessed the consent fee and determined it represented an embedded call option that met the definition of a derivative and required bifurcation and separate valuation. The Company determined the fair value to be $1,500 based on management’s estimate of the likelihood of certain events. The fair value of the derivative liability is recorded with a corresponding debt discount that is amortized over the expected term of the instrument which is four months.

The related party note payable and derivative liability as of March 31, 2022 consist of the following:

March 31, 2022
Related party note payable	$10,000
Debt Discount:
Derivative liability	(1,500)
Accumulated accretion	325
Balance, debt discount at March 31, 2022	(1,175)

Related party note payable, net of debt discount	$8,825

A continuity of derivative liability for the period ended March 31, 2022 is summarized as follows:

Total
Balance, January 1, 2022	$-
Derivative liability on related party note payable	1,500
Balance, March 31, 2022	$1,500

During the period ended March 31, 2022, there was no significant change in the fair value of the derivative liability.

16

SemaConnect, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollar amounts in thousands, except share and per share data)

Note 7. Income Taxes

The Company’s effective tax rate (“ETR”) was (1.67%) for the three months ended March 31, 2022. The difference between the ETR and the U.S. federal statutory rate was primarily due to the valuation allowance the Company maintains against its deferred tax assets and a tax receivable related to their foreign tax jurisdiction. The ETR is computed based on the estimated income tax expense divided by the loss before income tax expense.

Net deferred income tax assets is included as a component of other assets in the unaudited condensed consolidated balance sheet and was not significant as of March 31, 2022. Tax benefit for the three months ended March 31, 2022 was $72. and relates to a foreign tax jurisdiction.

The Company has provided a full valuation allowance against its U.S. net deferred tax assets since realization of any future benefit from deductible temporary differences and net operating loss cannot be sufficiently assured. Management of the Company has evaluated the positive and negative evidence bearing upon the reliability of its deferred tax assets, which are comprised principally of net operating loss carryforwards. Under the applicable accounting standards, management has considered the Company’s history of losses and concluded that it is more likely than not that the Company will not recognize the benefits of federal and state deferred tax assets. The change in the valuation allowance during the three months ended March 31, 2022 was not significant.

The Company has federal net operating loss carryforwards of approximately $29,108. $14,351 of the federal net operating loss carryforward will expire at various dates commencing in 2033 and through 2037 and $14,757 was generated in the years ended after December 31, 2017 and have an indefinite life. At March 31, 2022, the Company has federal credits of approximately $3. These federal credits are available to reduce future taxable income and expire at various dates commencing 2030 through 2031. Utilization of the NOLs and tax credit carryforwards may be subject to a substantial annual limitation under Section 382 of the Internal Revenue Code of 1986 due to ownership change limitations that have occurred previously or that could occur in the future. These ownership changes may limit the amount of net operating loss and tax credit carryforwards that can be utilized annually to offset future taxable income and tax, respectively. The Company has determined an ownership change occurred in 2015.

The Company did not have any unrecognized tax benefits as of March 31, 2022 related to uncertain tax positions that would impact the effective income tax rate if recognized. As of January 1, 2022 the Company had uncertain tax benefits of $318 and there has been no change during the three months ended March 31, 2022. The Company has reduced the net operating loss carryforward by $318 for uncertain tax positions.

The Company conducts business in the United States and India. As a result, SemaConnect and its foreign subsidiaries files income tax returns in the United States federal jurisdiction, various states and India, respectively. In the normal course of business the Company is subject to examination by taxing authorities. The Company is not currently under examination.

Note 8. Redeemable, Convertible Preferred Stock

As discussed in Note 1 above, the Company issued redeemable, convertible Series E Preferred Stock in connection with the Trilantic Recapitalization and redeemable, convertible Series D Preferred Stock in connection with the related USB Restructuring. The holders of the Series E Preferred Stock have liquidation rights in the event of a deemed liquidation and can initiate, at their option, a redemption through a sale of the Company after 24 months upon certain conditions or after 36 months if there has not been a defined exit event. The holders of the Series D Preferred Stock have liquidation rights in the event of a deemed liquidation or if the Series E Preferred Stockholders exercise their sale rights. As such, redemption is not solely within the control of the Company and, therefore, the Series D and E Preferred Stock is classified outside of stockholders’ deficit.

17

SemaConnect, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollar amounts in thousands, except share and per share data)

As of March 31, 2022, Series E Preferred Stock and Series D Preferred Stock consisted of the following:

	Preferred Stock Authorized	Preferred Stock Issued and Outstanding	Carrying Value	Liquidation Preference	Common Stock Issuable Upon Conversion
Series E preferred stock	9,210,526	9,210,526	$15,854	$20,331	9,210,526
Series D preferred stock	7,475,000	7,475,000	9,643	24,266	7,475,000
	16,685,526	16,685,526	$25,497	$44,597	16,685,526

Note 9. Common Stock

The voting, dividend and liquidation rights of the holders of common stock are subject to and qualified by the rights, powers, and preferences of the holders of Preferred Stock. The common stock has the following characteristics:

Voting

The holders of shares of common stock are entitled to one vote for each share of common stock held at all meetings of stockholders and written actions in lieu of meetings.

Dividends

The holders of shares of common stock are entitled to receive dividends, if and when declared by the board of directors of the Company. Cash dividends may not be declared or paid to holders of shares of common stock until all accrued unpaid dividends on Series D and E Preferred Stock have been paid in accordance with their terms. No dividends have been declared or paid by the Company during three months ended on March 31 2022.

Liquidation

After payment of their respective liquidation preferences to the holders of shares of Preferred Stock, the holders of shares of common stock are entitled to share ratably in the Company’s remaining assets available for distribution to its stockholders in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company or upon occurrence of a deemed liquidation event.

18

SemaConnect, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollar amounts in thousands, except share and per share data)

Note 10. Stock-based Compensation

Stock Option Plan: The Company previously issued stock options under the terms of the SemaConnect, Inc. Stock Option and Incentive Plan, dated effective May 30, 2013, as amended, (“Historical Stock Option Plan”). In connection with conversion from a Maryland corporation to a Delaware corporation on October 16, 2020, the Company executed the new SemaConnect, Inc. 2020 Stock Incentive Plan (“New Stock Incentive Plan”) at which time the Historical Stock Option Plan was terminated for any new issuances and all outstanding stock options were administratively changed to the new Delaware Common Stock with no other changes to any of the terms and conditions. Awards generally vested ratably each quarter over an approximately 4-year period as the vesting for the initial quarter commenced at the end of the first full quarter after the grant date. Awards granted in 2020 and under the New Stock Incentive Plan provide for immediate vesting upon a defined change in control as long as the employee is still employed as of the date of the Change in Control.

Under the New Stock Incentive Plan, the Company authorized 3,871,197 options available for issuance and issued stock options to purchase 2,125,000 shares of Common Stock during 2021. Options to purchase 1,812,4500 shares of Common Stock at $0.72 per share were issued in April of 2021. Options to purchase 305,000 shares of Common Stock at $2.50 per share were issued in July of 2021. Options to purchase 7,500 shares of Common Stock at $2.50 per share were issued in October 2021. Options to purchase 40,000 shares of Common Stock at $2.50 per share were issued in February 2022. Awards under the New Stock Incentive Plan generally vest ratably each quarter over an approximately 4-year period and have a contractual term of 10 years.

Stock compensation expense for the three months ended March 31, 2022 was $88.

Stock Option Valuation: The assumptions used in the Black-Scholes option pricing model for the issuance of the Awards under the New Stock Incentive Plan was as follows:

Expected volatility	80.00%
Expected life (in years)	7
Risk-free interest rate	1.0% - 1.4%
Expected dividend yield	0.0%

19

SemaConnect, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollar amounts in thousands, except share and per share data)

Stock Options: Stock option activity under the Plan for the three months ended March 31, 2022 was as follows:

	Number of Shares	Weighted Average Exercise Price	Weighted Average Contractual Term	Aggregate Intrinsic Value
Outstanding as of January 1, 2022	3,663,322	$0.81	7.18 years
Granted	40,000	2.50
Exercised	-
Forfeited	(9,125)	0.72
Outstanding as of March 31, 2022	3,694,197	$0.73	6.95 years	$6,478

Vested and expected to vest as of March 31, 2022	3,694,197

Options exercisable as of March 31, 2022	1,894,479	$0.56	5.68 years	$3,594

The weighted average grant date fair value of options granted during three months ended March 31, 2022 was $1.45.

The unrecognized compensation expense associated with outstanding stock options at March 31, 2022 was $918, which is expected to be recognized over a weighted average period of approximately 2.98 years.

Note 11. Commitments and Contingencies

Operating lease: In February 2012, the Company entered into a noncancelable lease agreement for 7,800 square feet of office space. In September 2016, the Company amended this lease to expand the office space to reach a total of 13,560 square feet leased and the lease term was extended through February 29, 2024. The lease includes a rent escalation clause, and rent expense is being recorded on a straight-line basis as required under ASC 840. At the expiration of the current term of the lease in 2024, there is an option for one (1), five (5) year renewal.

Rent expense under the operating leases was $105 for the three months ended March 31, 2022.

Future minimum lease payments for this lease as of March 31 are as follows:

2022	$391
2023	471
2024	248
2025	79
2026	70
Total lease payments	$1,260

Legal proceedings: The Company is periodically involved in legal proceedings, legal actions and claims arising in the normal course of business, including proceedings relating to product liability, intellectual property, safety and health, employment and other matters. Management believes that the outcome of such legal proceedings, legal actions and claims will not have a significant adverse effect on the Company’s financial position, results of operations or cash flows.

20

SemaConnect, Inc. and Subsidiaries

Notes to Unaudited Condensed Consolidated Financial Statements

(Dollar amounts in thousands, except share and per share data)

Sales tax: For the three months ended March 31, 2022, the Company has accrued an estimated amount of $423 related to unfiled sales tax returns. These amounts are included as a component of accrued expenses and other current liabilities on the condensed consolidated balance sheet. The accrual includes estimated interest and penalties of $25 as of March 31, 2022.

The Company recognized tax related interest and penalties of $25 for the three months ended March 31, 2022. These amounts are included in selling, general and administrative in the accompanying condensed consolidated statements of operations.

Note 12. Employee 401(k) Plan

The Company has adopted a 401(k) plan to provide all eligible employees a means to accumulate retirement savings on a tax-advantaged basis. The 401(k) plan requires participants to be at least 21 years old and have completed 12 months of service. In addition to the traditional 401(k), eligible employees are given the option of making an after-tax contribution to a Roth 401(k) or a combination of both. Plan participants may make before tax elective contributions up to the maximum percentage of compensation and dollar amount allowed under the Internal Revenue Code. Participants are allowed to contribute, subject to IRS limitations on total annual contributions from 1% to 90% of eligible earnings. The plan provides for automatic enrollment at a 4% deferral rate of an employee’s eligible wages. The Company provides a matching contributions equal to 100% on the first 4% of an employee’s eligible earnings deferred. Employer contributions for the three months ended March 31, 2022, were approximately $83.

Note 13. Subsequent Events

The Company has evaluated events and transactions for potential recognition or disclosure through September 1, 2022, the date the condensed consolidated financial statements were available to be issued.

On June 15, 2022, the Company was acquired by Blink Charging Co. (“Blink”) pursuant to an Agreement and Plan of Merger, dated as of June 13, 2022 (“Acquisition Agreement”), by and among the Company, Blink, Blink Sub I Corp., Blink Sub II LLC, and Shareholder Representative Services LLC (solely in its capacity as the stockholders’ representative). In conjunction with the acquisition, the related party note, accrued interest and $1,500 consent fee were paid to settle the obligation under the note payable. Upon consummation of the acquisition, the Company became a wholly owned subsidiary of Blink.

21